Insight

The China Fund, Inc. (CHN)
September 2002

In brief	at August 31, 2002

Net Asset Value per share*	US$15.45

Market Price*	US$12.65

Premium/Discount*	-18.12%

Fund size*	US$155.64

*Source: State Street Corporation/Martin Currie Inc

	China Fund NAV	MSCI Golden Dragon

1 month return*	-2.2%	-4.4%

1 year return*	12.3%	-4.5%

Manager’s commentary

I have found the source of global deflation. He sells watches on a corner stall of the Xiangyang market in Shanghai — a Gucci watch, or frankly almost any brand required, at RMB19 (US$2.30) each. On a scorching afternoon, shaded only by a plastic awning, business was good. Now your correspondent would not dream of purchasing such an item, knowing the threat that this presents to the world economic order. I have been told, however, by a couple of ladies who were misguided enough to buy them, that they go well and are, in fact, still going.

China’s commitment to pin the renminbi at RMB8.3 to US$1 was welcomed in the dark days of 1997 and the Asian financial crisis. But now that the US dollar’s tide appears to be ebbing, who can live with a pegged currency which makes China’s exports even more competitive? China comprised the largest component of the US deficit in the first six months of this calendar year (US$43.1bn). China’s foreign exchange reserves have increased by US$60bn to US$242bn over the same period. Your manager expects China’s main customers eventually to put pressure on China to allow its currency to appreciate substantially, just as happened with Japan in the 1980s. A new ‘Plaza Accord’ would be accompanied by a sigh of relief from competitors around Asia. Due to the appreciation in the US$ value of RMB assets and our focus on domestic consumption, we would expect investors in the Fund to be net beneficiaries of such a move. For US investors considering buying back into the Nasdaq, may I suggest increased exposure to the RMB and offer the advice of Malevole from the Jacobean tragedy The Malcontent: “Climb not a falling tower, Celso/It is hopeless to strive with fate.”

Interim results were perhaps a little better than expected although, as typical in bear markets, the sinners were punished more heavily than the saints were rewarded. Of our holdings there were good numbers from the leading TV maker TCL, cell phone battery maker BYD, Anhui Expressway and Yanzhou Coal. Outside our portfolio, the Chinese airlines disappointed (as they tend to). So did many technology stocks in Taiwan, where the effect of NT$ appreciation has been underestimated and where the hope of a pick up in the PC cycle always lies just over the horizon.

Source: Martin Currie Inc

Investment strategy

Your fund is 97.7% invested with holdings in 59 companies. There are reasons for nervousness — the anniversary of September 11 and threat of war on Iraq. However, these fears are not new. Chinese stocks remain cheap relative to growth prospects, and domestic liquidity is good, so we plan to remain fully invested.

During the month, we added to our holdings in Anhui Conch, China’s largest cement maker with its increasing market share, and Kaulin, the leading maker of industrial sewing machines. As we believe the growth in wireless broadband will reveal the value of its 35 million internet customers, we also added to our position in Sina.com. Meanwhile, we have sold Pacific Construction, the leading foreign operator of department stores in China, which has run into cash flow problems. To offset capital gains ahead of the financial year-end, we have also cut loss-making positions in China Rare Earth and Asia Satellite.

Chris Ruffle

No new direct investments were closed in August. The Direct Investment Manager has been reviewing potential investments which are in the sectors of pharmaceutical manufacturing, consumer electronics manufacturing and retailing.

Koh Kuek Chiang

at August 31, 2002

Fund details*

Market cap	$127.43m

Shares outstanding	10,073,173 shares

Exchange listed	NYSE

Listing date	July 10, 1992

Investment manager	Martin Currie Inc

Direct investment manager	Asian Direct Capital Management

15 largest listed investments* (48.7%)

TCL International	Information Technology	6.5%

Taipei Bank	Financials	6.0%

Brilliance China	Consumer Discretionary	4.4%

Fountain Set Holdings	Materials	3.5%

Synnex Technologies	Consumer Discretionary	2.9%

Sinopac Holdings	Financials	2.8%

Ho Tung Chemical	Materials	2.7%

Wah Sang Gas Holdings	Energy	2.7%

BYD Co	Industrials	2.7%

Phoenixtec Power	Information Technology	2.6%

Shanghai Friendship Group	Diversified	2.6%

Cheng Shin Ind	Industrials	2.5%

Zhejiang Expressway	Utilities	2.4%

Yanzhou Coal Mining	Energy	2.3%

TPV Technology	Information Technology	2.1%

Sector allocation*

	% of	MSCI Golden
	net assets	Dragon %
Information Technology	18.6	22.2

Financials	16.5	30.5

Industrials	16.1	15.0

Consumer Discretionary	10.2	5.5

Consumer Staples	9.6	0.6

Materials	7.9	5.7

Utilities	7.7	9.6

Health Care	5.5	0.1

Telecommunications	3.3	7.5

Energy	2.3	3.3

Cash	2.3	—

Total	100.0	100.0

Asset allocation* (%)

Direct investments* (7.4%)

A-S China Plumbing Products	Consumer Disc	2.0%

Captive Finance	Financials	2.0%

Kowloon Development (34 HK)	Real Estate	1.9%

Moulin International (2004 CB	Manufacturing	1.3%

New World Sun City	Real Estate	0.2%

Performance* (in US$ terms)

	NAV	Market price
	%	%
One month	-2.2	1.5

Calendar year to date	2.4	1.9

3 years **	3.8	5.7

Fund performance

	One	Three	Year	One	Three**	Five**	Since#**
	month	months	to date	year	years	years	launch
The China Fund, Inc.	-2.2	-10.3	2.4	12.3	3.8	-6.6	2.9**

MSCI Golden Dragon	-4.4	-15.0	-13.4	-4.5	-13.9	-10.8	—

Hang Seng Chinese Enterprise Index	-6.0	-9.7	9.4	5.6	-8.6	-21.4	—

Source: * State Street Corporation/Martin Currie Inc. # The Fund was launched on July 10, 1992 ** Annualized Return

Performance in perspective

The China Fund Inc. Premium/discount

Dividend History Chart*

All charts as of August 31, 2002.

*Source: State Street Corporation

The portfolio — in full	at August 31, 2002

Sector	Company (code)	Price	Holding	Value $	% of portfolio
Hong Kong 43.6%

TCL International Holdings Ltd	1070 HK	HK$2.10	37,318,000	10,166,893	6.5%

Brilliance China Automotive Holdings, Ltd	1114 HK	HK$1.09	48,758,000	6,813,705	4.4%

Fountain Set (Holdings) Ltd	420 HK	HK$2.90	14,750,000	5,484,045	3.5%

Wah Sang Gas	8035 HK	HK$1.09	29,778,000	4,199,515	2.7%

BYD Co	1211 HK	HK$14.7	2,200,000	4,146,207	2.7%

Zhejiang Expressway Co., Ltd	576 HK	HK$2.53	11,864,000	3,802,613	2.5%

Yanzhou Coal Mining Co.	1171 HK	HK$2.75	10,286,000	3,593,553	2.3%

TPV Technology, Ltd	903 HK	HK$2.60	9,968,000	3,322,709	2.1%

China Rare Earth	0769 HK	HK$1.16	17,284,000	2,570,474	1.7%

Asia Satellite Telecommunications Holdings	1135 HK	HK$11.6	1,631,500	2,426,364	1.6%

Anhui Expressway	955 HK	HK$1.70	9,568,000	2,073,093	1.3%

LifeTec Group, Ltd	1180 HK	HK$0.20	77,408,000	2,014,619	1.3%

Geomaxima	702 HK	HK$0.74	20,900,000	1,982,846	1.3%

Anhui Conch Cement	914 HK	HK$2.30	6,076,000	1,791,664	1.1%

Mainland Headwear Holdings	1100 HK	HK$2.73	5,000,000	1,746,817	1.1%

Natural Beauty Bio-Technology Ltd	157 HK	HK$0.69	19,220,000	1,700,252	1.1%

Tack Fat Group International Ltd	928 HK	HK$0.49	25,296,000	1,589,128	1.0%

China Overseas Land & Investment, Ltd	688 HK	HK$0.79	14,200,000	1,438,224	0.9%

Kerry Properties	0683 HK	HK$6.85	1,548,000	1,369,402	0.9%

Essex Bio-Technology Ltd	8151 HK	HK$0.37	25,418,166	1,205,749	0.8%

Chen Hsong Holding, Ltd	57 HK	HK$1.38	6,630,000	1,173,015	0.8%

Arcontech, Corp	8097 HK	HK$0.49	18,386,000	1,155,033	0.7%

Sino Golf Holdings Ltd	361 HK	HK$0.73	7,404,000	702,440	0.5%

Leefung-Asco Printers Holdings Ltd	623 HK	HK$0.85	3,602,000	392,531	0.2%

Hong Kong Pharmaceuticals Holdings Ltd	182 HK	HK$0.95	3,200,000	389,749	0.2%

Jackin International	630 HK	HK$0.19	16,192,000	384,046	0.2%

Technology Venture Holdings Ltd	61 HK	HK$0.30	6,528,000	251,080	0.2%
Taiwan 35.6%
Taipei Bank	2830 TT	NT$31.6	10,115,400	9,349,127	6.0%

Synnex Technologies International, Corp	2347 TT	NT$45.1	3,392,400	4,474,912	2.9%

Sinopac Holdings Co	2890 TT	NT$15.0	9,746,754	4,276,142	2.8%

Ho Tung Chemical, Corp	1714 TT	NT$16.7	8,660,904	4,230,392	2.7%

Phoenixtec Power Co., Ltd	2411 TT	NT$23.8	5,843,000	4,067,370	2.6%

Cheng Shin Rubber	2105 TT	NT$41.4	3,180,000	3,850,600	2.5%

Polaris Securities Co., Ltd	6011 TT	NT$12.9	7,850,164	2.950.413	1.9%

Chunghwa Telecom Co., Ltd	2412 TT	NT$44.0	2,146,000	2,761,743	1.8%

Choice Lithograph, Inc	9929 TT	NT$13.9	6,712,110	2,719,003	1.7%

Tong Yang	1319 TT	NT$23.3	3,620,300	2,467,183	1.6%

Merry Electronics	2439 TT	NT$45.0	1,651,400	2,173,530	1.4%

Advantech Co., Ltd	2395 TT	NT$62.5	1,150,920	2,103,905	1.4%

Premier Image Technology	2394 TT	NT$48.0	1,224,800	1,719,520	1.1%

Elan Microelectronics	2458 TT	NT$29.0	1,984,860	1,683,561	1.1%

Kaulin Manufacturing	1531 TT	NT$33.2	1,600,000	1,553,671	1.0%

Ability Enterprise Corp	2374 TT	NT$28.0	1,802,000	1,475,753	0.9%

Tainan Enterprises	1473 TT	NT$40.0	1,259,000	1,472,946	0.9%

Lian Hwa Foods	1231 TT	NT$15.4	3,259,000	1,467,932	0.9%

Pacific Construction Co., Ltd	2506 TT	NT$1.53	13,448,000	601,797	0.4%

B shares 4.8%

Shanghai Friendship Group Co., Inc	900923 CH	US$0.96	4,143,132	3,969,120	2.6%

Luthai Textile Co., Ltd	200726 CH	HK$6.19	2,599,829	2,063,224	1.3%

Shanghai Matsuoka, Co	900955 CH	US$1.49	981,850	1,462,957	0.9%

New York 2.8%

Chinadotcom, Corp	China US	US$2.18	1,284,400	2,928,432	1.9%

Sina.Com	Sina US	US$2.30	574,900	1,402,756	0.9%

Singapore 3.5%

People’s Food Holding	PFH SP	S$1.09	4,400,000	2,740,806	1.7%

Want Want Holdings, Ltd	WANT SP	US$0.54	4,800,000	2,592,000	1.7%

Asia Dekor Holdings, Ltd	ADH SP	US$0.035	3,036,000	106,260	0.1%

Direct 7.4%

A-S China Plumbing Products, Ltd			450	3,199,999	2.0%

Captive Finance Ltd			2,000,000	3,045,000	2.0%

Kowloon Development 34 HK			6,520,000	2,967,474	1.9%

Moulin International Holdings, Ltd (2004 CB)			2,000,000	2,003,922	1.3%

New World Sun City, Ltd			83	299,908	0.2%

Cash 2.3%

Objective

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

Contacts

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
http://www.chinafundinc.com

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Martin Currie Inc is regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.